CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying Annual Report on Form 10-KSB of IBSG
International, Inc. for the year ended December 31, 2003, I, Michael Rivers,
President, Chief Executive Officer , hereby certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, to the best of my knowledge and belief, that:

    1.   Such Annual  Report on Form 10-KSB for the year ended  December 31,
         2003,  fully complies with the  requirements of section 13(a) or
         15(d) of the Securities Exchange Act of 1934; and

    2.   The information contained in such Annual Report on Form 10-KSB for the year ended December 31, 2003,  fairly presents,  in all material respects,  the  financial  condition and results of operations of IBSG
         International, Inc.

Date: March 30, 2004

/s/ Michael Rivers

President and Chief Executive Officer